UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 21, 2016

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	001-35218	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Wood Avenue South., Suite 302 Iselin, NJ	08830
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (732) 201-4189

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of a Registrant.

On March 21, 2016, Echo Therapeutics, Inc. (the “Company”) issued a promissory note to Platinum Partners Value Arbitrage Fund L.P. (“Lender”) in the aggregate principal amount of $150,000 in respect of a bridge loan made by such party.  The promissory note, which bears interest at the prime rate, may, at Lender’s option, be exchanged for securities issued in a subsequent financing by the Company, including the second tranche financing described in the Company’s Current Report on Form 8-K filed with the SEC on February 3, 2016.

The description of the promissory note set forth herein does not purport to be complete and is qualified in its entirety by reference to the promissory note, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events.

     On March 21, 2016, the Board of Directors of Echo Therapeutics, Inc. (the “Company”) set May 26, 2016 as the date for the Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”).  The record date, time and location of the 2016 Annual Meeting will be as set forth in the Company’s proxy statement for the 2016 Annual Meeting.

     Because the Company did not hold an annual meeting of stockholders in 2015, the Company has set a deadline for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended. In order for a stockholder to submit any such proposal for inclusion in the Company’s proxy statement for the 2016 Annual Meeting, the proposal must be received by the Company’s Secretary at 99 Wood Avenue South, Suite 302, Iselin, New Jersey 08830 no later than the close of business on April 4, 2016, which the Company considers to be a reasonable time before it begins to print and send its proxy materials for the 2016 Annual Meeting. Any such proposal(s) must comply with all applicable requirements under the rules of the Securities and Exchange Commission relating to stockholders’ proposals.

Item 9.01                Financial Statements and Exhibits.

10.1           Promissory Note with Platinum Partners Value Arbitrage Fund L.P. dated March 21, 2016

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: March 22, 2016	By: /s/ Alan W. Schoenbart Alan W. Schoenbart Chief Financial Officer

Exhibit 10.1                       Promissory Note with Platinum Partners Value Arbitrage Fund L.P. dated March 21, 2016